UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	February 24, 2010

Republic First Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania (State or other jurisdiction of incorporation)	000-17007 (Commission File Number)	23-2486815 (I.R.S. Employer Identification No.)

50 South 16th Street, Suite 2400, Philadelphia, PA  19102
(Address of principal executive offices) (Zip code)

(215)-735-4422
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 3.01Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 21, 2010, Lyle W. Hall, Jr., a member of the board of directors of Republic First Bancorp, Inc. (the “Company”) and an independent director, passed away unexpectedly.  Mr. Hall was the chairman of the Company’s audit committee, as well as a member of the compensation and nominating committees.

On February 24, 2010, the Company notified The Nasdaq Stock Market LLC that, as a result of Mr. Hall’s death, the Company’s audit committee is not comprised of at least three members, as required for continued listing by NASDAQ Marketplace Rule 5605(c)(2).  The Company intends to schedule meetings of its nominating committee and board of directors in order to address this vacancy on the audit committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPUBLIC FIRST BANCORP, INC.
Date: February 24, 2010	By: Frank A. Cavallaro Frank A. Cavallaro Senior Vice President and Chief Financial Officer